EXHIBIT 5.1

Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308-2216 troutman.com

May 6, 2021

Atlanticus Holdings Corporation

Five Concourse Parkway, Suite 300

Atlanta, Georgia 30328

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Atlanticus Holdings Corporation, a Georgia corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof.

You have provided us with a draft of the Registration Statement in the form in which it will be filed with the Commission. The Registration Statement includes a base prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus provides for the offering of the following securities: (i) shares of the Company’s common stock, no par value per share (“Common Stock”), (ii) shares of the Company’s preferred stock, no par value per share (“Preferred Stock”), (iii) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or Units (as defined below) (“Warrants”), (iv) purchase contracts covering the purchase of Common Stock, Preferred Stock, Warrants, Depositary Shares, Debt Securities or any combination thereof (“Purchase Contracts”), (v) depositary shares representing fractional shares of Preferred Stock (“Depositary Shares”), (vi) debt securities (“Debt Securities”), (vii) rights to purchase Common Stock, Preferred Stock, Warrants, Depositary Shares or Debt Securities (“Rights”), and (viii) units comprised of Common Stock, Preferred Stock, Warrants, Purchase Contracts, Depositary Shares and/or Debt Securities (“Units”). The Common Stock, Preferred Stock, Warrants, Purchase Contracts, Depositary Shares, Debt Securities, Rights and Units are collectively referred to as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 promulgated under the Act, in amounts, at prices and on terms to be determined at the time of the offering thereof, at an aggregate initial offering price not to exceed $500,000,000.

As counsel for the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of the representatives of the Company.

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In rendering the opinions below, we have assumed that:

(a) the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Act and will comply with all applicable laws;

(b) the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(c) no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

(d) a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;

(e) the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s) and the organizational documents of the Company;

(f) the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(g) the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered;

(h) the Securities offered and sold comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(i) a definitive purchase, underwriting or similar agreement (each a “Purchase Agreement”) with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(j) any Securities or other securities issuable upon conversion, exchange or exercise of any Security being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally; (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

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We express no opinion as to (i) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency, (ii) any provision providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iii) any provision for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (iv) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (v) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (vi) any provision requiring the payment of interest on interest, (vii) the creation, validity, attachment, perfection, or priority of any lien or security interest, (viii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (ix) waivers of broadly or vaguely stated rights, (x) provisions for exclusivity, election or cumulation of rights or remedies, (xi) provisions authorizing or validating conclusive or discretionary determinations, (xii) grants of setoff rights, (xiii) proxies, powers and trusts, (xiv) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xv) provisions purporting to make a guarantor primarily liable rather than as a surety, (xvi) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (xvii) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (xviii) compliance with any usury laws, (xix) the severability, if invalid, of provisions to the foregoing effect, (xx) the securities or “Blue Sky” laws of any state to the offer or sale of the Securities and (xxi) the antifraud provisions of the securities or other laws of any jurisdiction.

We also have assumed, with your consent, that: (i) the Depositary Shares and any related deposit agreement, the Warrants and any related warrant agreement, the Purchase Contracts and any related purchase contract agreements, the Rights and any related rights agent agreement, and the Units and any related unit agreement (collectively, the “Documents”) will be governed by the internal laws of the State of Georgia; (ii) the Debt Securities will be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, a form of which is included as Exhibit 4.9 to the Registration Statement (the “Indenture”); (iii) each of the Documents and the Indenture will be duly authorized, executed and delivered by the parties thereto; (iv) each of the Documents and the Indenture will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms; and (v) the status of each of the Documents and the Indenture as legally valid and binding obligations of the parties thereto will not be affected by any (a) breaches of, or defaults under, any agreements or instruments, (b) violations of any statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, any governmental authorities or other third parties.

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Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.         Upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Common Stock (with such shares, together with all shares of Common Stock previously issued or reserved for issuance and not duly and lawfully retired, not exceeding the then authorized shares of Common Stock), and upon issuance and delivery of and payment of legal consideration in accordance with the applicable Purchase Agreement and all applicable law, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.         When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Articles of Incorporation and applicable law, and upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Preferred Stock (with such shares, together with all shares of Preferred Stock previously issued, designated or reserved for issuance and not duly and lawfully retired, not exceeding the then authorized shares of Preferred Stock) and upon issuance and delivery of and payment of legal consideration in accordance with the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities into or for which such shares of Preferred Stock may be convertible, exchangeable or redeemable), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.         When (a) a warrant agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such warrant agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants), and (c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities issuable upon exercise of the Warrants), such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.         When (a) a purchase contract agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such purchase contract agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Purchase Contracts have been duly established in accordance with such purchase contract agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Purchase Contracts), and (c) the related Purchase Contracts have been duly executed, issued and delivered against payment therefor in accordance with such purchase contract agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities underlying the Purchase Contracts), such Purchase Contracts will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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5.         When (a) a deposit agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such deposit agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with such deposit agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Depositary Shares), (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with the depositary, and (d) the Depositary Shares have been duly executed, issued and delivered against payment therefor in accordance with such deposit agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding the Preferred Stock underlying the Depositary Shares), such Depositary Shares will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.         When (a) the Indenture has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of the Indenture) and duly executed and delivered by the Company and the trustee named therein, (b) the specific terms of a particular series of Debt Securities have been duly established in accordance with the Indenture and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Debt Securities), (c) the Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Indenture, the applicable Purchase Agreement and all applicable law, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.         When (a) a rights agent agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such rights agent agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Rights have been duly established in accordance with such rights agent agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Rights), and (c) the related Rights have been duly executed, issued and delivered against payment therefor in accordance with such purchase contract agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities underlying the Rights), such Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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8.         When (a) a unit agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution duly authorizing the execution and delivery of such unit agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Units have been duly established in accordance with such unit agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Units), and such (c) Units have been duly executed, issued and delivered against payment therefor in accordance with such unit agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding the Securities underlying the Units), such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement and any and all required post-effective amendments thereto are effective.

We are, in this opinion, opining only on the laws of the State of Georgia and, with respect to the opinion set forth in paragraph 6 above, the internal laws of the state of New York. We express no opinion as to the effect of the laws of any other jurisdiction or as to the securities laws of any state (including, without limitation, Georgia and New York), municipal law or the laws of any local agencies within any state, including, without limitation, Georgia and New York.

This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion. This opinion is provided for use solely in connection with the filing of the Registration Statement and may not be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written consent.

We hereby consent to the filing of this opinion or copies thereof as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP